Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2024 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.30 PER SHARE

ARLINGTON, Texas (Business Wire) - April 18, 2024

Fiscal 2024 Second Quarter Highlights - comparisons to the prior year quarter
•Net income increased 24% to $1.2 billion or $3.52 per diluted share
•Consolidated pre-tax income increased 23% to $1.5 billion, with a pre-tax profit margin of 16.8%
•Consolidated revenues increased 14% to $9.1 billion
•Homes closed increased 15% to 22,548 homes and 14% in value to $8.5 billion
•Net sales orders increased 14% to 26,456 homes and 17% in value to $10.1 billion
•Rental operations pre-tax income of $33.3 million on $371.3 million of revenues from sales of 1,109 single-family rental homes and 424 multi-family rental units
•Repurchased 2.7 million shares of common stock for $402.2 million and paid cash dividends of $99.2 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its second fiscal quarter ended March 31, 2024 increased 29% to $3.52 per diluted share compared to $2.73 per diluted share in the same quarter of fiscal 2023. Net income attributable to D.R. Horton in the second quarter of fiscal 2024 increased 24% to $1.2 billion compared to $942.2 million in the same quarter of fiscal 2023. For the six months ended March 31, 2024, net income per common share attributable to D.R. Horton increased 15% to $6.34 per diluted share compared to $5.50 per diluted share in the same period of fiscal 2023. Net income for the six months ended March 31, 2024 increased 11% to $2.1 billion compared to $1.9 billion in the same period of fiscal 2023.

Consolidated revenues in the second quarter of fiscal 2024 increased 14% to $9.1 billion compared to $8.0 billion in the same quarter of fiscal 2023. For the six months ended March 31, 2024, consolidated revenues increased 11% to $16.8 billion compared to $15.2 billion in the same period of fiscal 2023.

The Company's return on equity (ROE) was 22.2% for the trailing twelve months ended March 31, 2024, and homebuilding return on inventory (ROI) was 29.9% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company's consolidated cash balance at March 31, 2024 was $3.1 billion and available capacity on its credit facilities was $2.6 billion, for total liquidity of $5.7 billion. Debt at March 31, 2024 totaled $5.9 billion, with no senior note maturities in fiscal 2024. The Company's debt to total capital ratio at March 31, 2024 was 20.0%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered solid results in the second fiscal quarter of 2024, highlighted by earnings of $3.52 per diluted share. Consolidated pre-tax income increased 23% to $1.5 billion on a 14% increase in revenues to $9.1 billion, with a pre-tax profit margin of 16.8%. Although inflation and mortgage interest rates remain elevated, our net sales orders increased 46% from the first quarter and 14% from the prior year quarter, as the supply of both new and existing homes at affordable price points is still limited, and demographics supporting housing demand continue to be favorable. Based on our performance and position, we are increasing our fiscal 2024 guidance for homes closed and consolidated revenues.

“We are well-positioned with our affordable product offerings and flexible lot supply. We are focused on maximizing returns in each of our communities and generating consistently strong cash flows from our homebuilding operations. Our strong liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including consistently returning capital to our shareholders by increasing dividends and share repurchases over time.”

Homebuilding Operations
Homebuilding revenue for the second quarter of fiscal 2024 increased 13% to $8.5 billion compared to $7.5 billion in the same quarter of fiscal 2023. Homes closed in the quarter increased 15% to 22,548 homes compared to 19,664 homes closed in the same quarter of fiscal 2023. Homebuilding revenue for the first six months of fiscal 2024 increased 11% to $15.8 billion compared to $14.2 billion in the same period of fiscal 2023. Homes closed in the first six months of fiscal 2024 increased 13% to 41,888 homes compared to 37,004 homes closed in the same period of fiscal 2023.

Homebuilding pre-tax income in the second quarter of fiscal 2024 was $1.4 billion with a pre-tax profit margin of 16.0% compared to $1.1 billion of pre-tax income and a 14.3% pre-tax profit margin in the same quarter of fiscal 2023. Homebuilding pre-tax income for the first six months of fiscal 2024 was $2.5 billion with a pre-tax profit margin of 15.6% compared to $2.2 billion of pre-tax income and a 15.2% pre-tax profit margin in the same period of fiscal 2023.

During the six months ended March 31, 2024, net cash provided by homebuilding operations was $408.3 million.

Net sales orders for the second quarter ended March 31, 2024 increased 14% to 26,456 homes and 17% in value to $10.1 billion compared to 23,142 homes and $8.6 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2024 was 15% compared to 18% in the prior year quarter. Net sales orders for the first six months of fiscal 2024 increased 22% to 44,525 homes and 24% in value to $16.9 billion compared to 36,524 homes and $13.6 billion in the same period of fiscal 2023. The Company's sales order backlog of homes under contract at March 31, 2024 decreased 7% to 17,873 homes and 5% in value to $7.0 billion compared to 19,237 homes and $7.4 billion at March 31, 2023.

At March 31, 2024, the Company had 45,000 homes in inventory, of which 27,600 were unsold. 7,300 of the Company’s unsold homes at March 31, 2024 were completed, of which 790 had been completed for greater than six months. The Company’s homebuilding land and lot portfolio totaled 617,200 lots at the end of the quarter, of which 23% were owned and 77% were controlled through land and lot purchase contracts. During the three and six months ended March 31, 2024, 62% of the Company’s homes closed were on lots developed by Forestar or third parties.

Rental Operations
The Company's rental operations generated $33.3 million of pre-tax income on revenues of $371.3 million in the second quarter of fiscal 2024 compared to $34.6 million of pre-tax income on revenues of $224.1 million in the same quarter of fiscal 2023. For the six months ended March 31, 2024, rental operations pre-tax income was $64.6 million on revenues of $566.5 million compared to pre-tax income of $144.9 million on revenues of $551.6 million in the prior year period.

During the second quarter of fiscal 2024, the Company sold 1,109 single-family rental homes for $301.3 million compared to 721 homes sold for $224.1 million in the prior year quarter. During the six months ended March 31, 2024, the Company sold 1,488 single-family rental homes for $417.3 million compared to 1,415 homes sold for $452.1 million in the prior year period. At March 31, 2024, the consolidated balance sheet included $1.3 billion of single-family rental property inventory consisting of 5,230 homes, of which 4,450 were completed, and 2,740 lots, of which 1,070 were finished.

During the second quarter of fiscal 2024, the Company sold 424 multi-family rental units for $70.0 million compared to no units sold in the prior year quarter. During the six months ended March 31, 2024, the Company sold 724 multi-family rental units for $149.2 million compared to 300 units sold for $99.5 million in the prior year period. At March 31, 2024, the consolidated balance sheet included $1.8 billion of multi-family rental property inventory consisting of 10,990 units, of which 8,040 units were under active construction and 2,950 units were completed.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the second quarter ended March 31, 2024, Forestar sold 3,289 lots and generated $333.8 million of revenue compared to 2,979 lots and $301.5 million of revenue in the prior year quarter. For the six months ended March 31, 2024, Forestar sold 6,439 lots and generated $639.7 million of revenue compared to 5,242 lots and $518.2 million of revenue in the prior year period. Forestar’s pre-tax income in the second quarter of fiscal 2024 was $58.9 million with a pre-tax profit margin of 17.6% compared to $35.9 million of pre-tax income and a 11.9% pre-tax profit margin in the same quarter of fiscal 2023. For the six months ended March 31, 2024, Forestar’s pre-tax income was $110.1 million with a pre-tax profit margin of 17.2% compared to $63.8 million of pre-tax income and a 12.3% pre-tax profit margin in the same period of fiscal 2023.

Financial Services
For the second quarter ended March 31, 2024, financial services revenues were $225.6 million compared to $216.4 million in the same quarter of fiscal 2023. Financial services pre-tax income for the quarter was $78.0 million with a pre-tax profit margin of 34.6% compared to $85.6 million of pre-tax income and a 39.6% pre-tax profit margin in the prior year quarter. For the six months ended March 31, 2024, financial services revenues were $418.2 million compared to $353.4 million in the same period of fiscal 2023. Financial services pre-tax income was $144.0 million with a pre-tax profit margin of 34.4% compared to $103.8 million of pre-tax income and a 29.4% pre-tax profit margin in the prior year period.

Dividends
During the second quarter of fiscal 2024, the Company paid cash dividends of $99.2 million, for a total of $199.1 million of dividends paid during the six months ended March 31, 2024. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.30 per common share that is payable on May 9, 2024 to stockholders of record on May 2, 2024.

Share Repurchases
The Company repurchased 2.7 million shares of common stock for $402.2 million during the second quarter of fiscal 2024, for a total of 6.1 million shares repurchased for $800.5 million during the six months ended March 31, 2024. The Company’s remaining stock repurchase authorization at March 31, 2024 was $901.1 million.

Guidance
Based on current market conditions and the Company’s results for the first half of the year, D.R. Horton is updating its fiscal 2024 guidance as follows:
•Consolidated revenues of approximately $36.7 billion to $37.7 billion
•Homes closed by homebuilding operations of 89,000 homes to 91,000 homes
•Share repurchases of approximately $1.6 billion
•Income tax rate of approximately 23.5% to 24.0%
The Company reiterates its fiscal 2024 guidance for cash flow provided by homebuilding operations of approximately $3.0 billion.

The Company plans to also provide guidance for its third quarter of fiscal 2024 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, April 18) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 246190), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1,000,000 homes in its over 45-year history. D.R. Horton has operations in 119 markets in 33 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended March 31, 2024, D.R. Horton closed 87,801 homes in its homebuilding operations, in addition to 6,248 single-family rental homes and 2,536 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well-positioned with our affordable product offerings and flexible lot supply; we are focused on maximizing returns in each of our communities and generating consistently strong cash flows from our homebuilding operations; and our strong liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including consistently returning capital to our shareholders by increasing dividends and share repurchases over time. The forward-looking statements also include all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions; adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital and increase our cost of capital and impact our liquidity and capital resources; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor and obtaining regulatory approvals; the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of information technology failures, data security breaches, and the failure to satisfy privacy and data protection laws and regulations; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and actions by activist stockholders. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form-10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2024	September 30, 2023
	(In millions)
ASSETS
Cash and cash equivalents	$3,063.1	$3,873.6
Restricted cash	30.3	26.5
Total cash, cash equivalents and restricted cash	3,093.4	3,900.1
Inventories:
Construction in progress and finished homes	9,708.5	9,001.4
Residential land and lots — developed, under development, held for development and held for sale	12,053.9	10,680.6
Rental properties	3,077.6	2,691.3
Total inventory	24,840.0	22,373.3
Mortgage loans held for sale	2,672.4	2,519.9
Deferred income taxes, net of valuation allowance of $14.7 million and $14.8 million at March 31, 2024 and September 30, 2023, respectively	166.5	187.2
Property and equipment, net	479.9	445.4
Other assets	2,982.5	2,993.0
Goodwill	163.5	163.5
Total assets	$34,398.2	$32,582.4
LIABILITIES
Accounts payable	$1,386.5	$1,246.2
Accrued expenses and other liabilities	2,777.4	3,103.8
Notes payable	5,937.9	5,094.5
Total liabilities	10,101.8	9,444.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 402,624,949 shares issued and 330,196,301 shares outstanding at March 31, 2024 and 401,202,253 shares issued and 334,848,565 shares outstanding at September 30, 2023	4.0	4.0
Additional paid-in capital	3,431.6	3,432.2
Retained earnings	25,510.2	23,589.8
Treasury stock, 72,428,648 shares and 66,353,688 shares at March 31, 2024 and September 30, 2023, respectively, at cost	(5,130.3)	(4,329.8)
Stockholders’ equity	23,815.5	22,696.2
Noncontrolling interests	480.9	441.7
Total equity	24,296.4	23,137.9
Total liabilities and equity	$34,398.2	$32,582.4

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
	(In millions, except per share data)
Revenues	$9,107.2	$7,972.9	$16,833.1	$15,230.6
Cost of sales	6,774.3	5,996.2	12,494.0	11,287.5
Selling, general and administrative expense	880.6	773.6	1,715.6	1,510.5
Other (income) expense	(76.2)	(42.2)	(152.5)	(79.9)
Income before income taxes	1,528.5	1,245.3	2,776.0	2,512.5
Income tax expense	344.8	295.7	636.6	594.6
Net income	1,183.7	949.6	2,139.4	1,917.9
Net income attributable to noncontrolling interests	11.6	7.4	19.9	17.0
Net income attributable to D.R. Horton, Inc.	$1,172.1	$942.2	$2,119.5	$1,900.9

Basic net income per common share attributable to D.R. Horton, Inc.	$3.54	$2.75	$6.38	$5.54
Weighted average number of common shares	330.9	342.1	332.1	343.2

Diluted net income per common share attributable to D.R. Horton, Inc.	$3.52	$2.73	$6.34	$5.50
Adjusted weighted average number of common shares	333.3	344.9	334.5	345.9

Other Consolidated Financial Data
Interest charged to cost of sales	$32.8	$34.0	$60.8	$62.5
Depreciation and amortization	$21.1	$26.7	$41.1	$46.5
Interest incurred	$50.5	$50.6	$93.1	$96.8

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2024	2023
	(In millions)
OPERATING ACTIVITIES
Net income	$2,139.4	$1,917.9
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	41.1	46.5
Stock-based compensation expense	65.9	51.3
Deferred income taxes	19.9	28.7
Inventory and land option charges	19.6	51.4
Changes in operating assets and liabilities:
(Increase) decrease in construction in progress and finished homes	(709.1)	537.3
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,371.1)	(668.7)
Increase in rental properties	(386.9)	(689.2)
Decrease in other assets	27.6	339.8
(Increase) decrease in mortgage loans held for sale	(152.5)	262.0
Decrease in accounts payable, accrued expenses and other liabilities	(164.0)	(403.4)
Net cash (used in) provided by operating activities	(470.1)	1,473.6
INVESTING ACTIVITIES
Expenditures for property and equipment	(71.3)	(79.2)
Proceeds from sale of assets	9.9	—
Payments related to business acquisitions, net of cash acquired	(1.0)	(103.5)
Other investing activities	(3.6)	2.1
Net cash used in investing activities	(66.0)	(180.6)
FINANCING ACTIVITIES
Proceeds from notes payable	985.0	575.0
Repayment of notes payable	(400.0)	(650.0)
Borrowings (payments) on mortgage repurchase facilities, net	214.4	(63.4)
Proceeds from stock associated with certain employee benefit plans	12.2	12.9
Cash paid for shares withheld for taxes	(81.6)	(55.8)
Cash dividends paid	(199.1)	(171.7)
Repurchases of common stock	(794.5)	(419.8)
Net proceeds from issuance of Forestar common stock	19.7	—
Net other financing activities	(26.7)	(18.5)
Net cash used in financing activities	(270.6)	(791.3)
Net (decrease) increase in cash, cash equivalents and restricted cash	(806.7)	501.7
Cash, cash equivalents and restricted cash at beginning of period	3,900.1	2,572.9
Cash, cash equivalents and restricted cash at end of period	$3,093.4	$3,074.6
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Notes payable issued for inventory	$18.9	$31.2
Stock issued under employee incentive plans	$151.3	$107.4

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,192.6	$117.0	$416.2	$315.2	$22.1	$3,063.1
Restricted cash	6.7	2.5	—	21.1	—	30.3
Inventories:
Construction in progress and finished homes	9,847.5	—	—	—	(139.0)	9,708.5
Residential land and lots	10,082.3	—	2,115.9	—	(144.3)	12,053.9
Rental properties	—	3,092.8	—	—	(15.2)	3,077.6
	19,929.8	3,092.8	2,115.9	—	(298.5)	24,840.0
Mortgage loans held for sale	—	—	—	2,672.4	—	2,672.4
Deferred income taxes, net	209.1	(19.9)	—	—	(22.7)	166.5
Property and equipment, net	449.8	2.0	6.1	3.9	18.1	479.9
Other assets	2,630.1	33.6	60.5	200.7	57.6	2,982.5
Goodwill	134.3	—	—	—	29.2	163.5
	$25,552.4	$3,228.0	$2,598.7	$3,213.3	$(194.2)	$34,398.2
Liabilities
Accounts payable	$1,120.0	$387.1	$61.7	$0.1	$(182.4)	$1,386.5
Accrued expenses and other liabilities	2,434.5	36.4	358.3	227.8	(279.6)	2,777.4
Notes payable	2,363.2	985.0	705.7	1,884.0	—	5,937.9
	$5,917.7	$1,408.5	$1,125.7	$2,111.9	$(462.0)	$10,101.8

	September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,920.2	$136.1	$616.0	$189.1	$12.2	$3,873.6
Restricted cash	6.5	3.3	—	16.7	—	26.5
Inventories:
Construction in progress and finished homes	9,134.3	—	—	—	(132.9)	9,001.4
Residential land and lots	9,021.5	—	1,790.3	—	(131.2)	10,680.6
Rental properties	—	2,708.4	—	—	(17.1)	2,691.3
	18,155.8	2,708.4	1,790.3	—	(281.2)	22,373.3
Mortgage loans held for sale	—	—	—	2,519.9	—	2,519.9
Deferred income taxes, net	229.8	(19.9)	—	—	(22.7)	187.2
Property and equipment, net	415.0	2.4	5.9	4.1	18.0	445.4
Other assets	2,838.5	29.8	58.5	250.3	(184.1)	2,993.0
Goodwill	134.3	—	—	—	29.2	163.5
	$24,700.1	$2,860.1	$2,470.7	$2,980.1	$(428.6)	$32,582.4
Liabilities
Accounts payable	$1,033.7	$698.6	$68.4	$0.1	$(554.6)	$1,246.2
Accrued expenses and other liabilities	2,585.5	43.2	337.4	280.4	(142.7)	3,103.8
Notes payable	2,329.9	400.0	695.0	1,669.6	—	5,094.5
	$5,949.1	$1,141.8	$1,100.8	$1,950.1	$(697.3)	$9,444.5
_________________
(1)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$8,466.7	$—	$—	$—	$—	$8,466.7
Land/lot sales and other	6.9	—	333.8	—	(297.1)	43.6
Rental property sales	—	371.3	—	—	—	371.3
Financial services	—	—	—	225.6	—	225.6
	8,473.6	371.3	333.8	225.6	(297.1)	9,107.2
Cost of sales
Home sales (2)	6,505.6	—	—	—	(68.3)	6,437.3
Land/lot sales and other	4.2	—	250.5	—	(234.1)	20.6
Rental property sales	—	302.8	—	—	—	302.8
Inventory and land option charges	13.1	0.3	0.2	—	—	13.6
	6,522.9	303.1	250.7	—	(302.4)	6,774.3
Selling, general and administrative expense	614.1	61.4	29.2	171.2	4.7	880.6
Other (income) expense	(21.0)	(26.5)	(5.0)	(23.6)	(0.1)	(76.2)
Income before income taxes	$1,357.6	$33.3	$58.9	$78.0	$0.7	$1,528.5

	Six Months Ended March 31, 2024
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$15,743.1	$—	$—	$—	$—	$15,743.1
Land/lot sales and other	27.2	—	639.7	—	(561.6)	105.3
Rental property sales	—	566.5	—	—	—	566.5
Financial services	—	—	—	418.2	—	418.2
	15,770.3	566.5	639.7	418.2	(561.6)	16,833.1
Cost of sales
Home sales (2)	12,113.6	—	—	—	(122.5)	11,991.1
Land/lot sales and other	17.3	—	483.4	—	(456.7)	44.0
Rental property sales	—	444.1	—	—	(4.8)	439.3
Inventory and land option charges	18.6	0.6	0.4	—	—	19.6
	12,149.5	444.7	483.8	—	(584.0)	12,494.0
Selling, general and administrative expense	1,217.5	108.8	57.2	322.7	9.4	1,715.6
Other (income) expense	(50.4)	(51.6)	(11.4)	(48.5)	9.4	(152.5)
Income before income taxes	$2,453.7	$64.6	$110.1	$144.0	$3.6	$2,776.0
Summary Cash Flow Information
Cash provided by (used in) operating activities	$408.3	$(653.9)	$(216.0)	$(40.7)	$32.2	$(470.1)
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,449.7	$—	$—	$—	$—	$7,449.7
Land/lot sales and other	19.9	—	301.5	—	(238.7)	82.7
Rental property sales	—	224.1	—	—	—	224.1
Financial services	—	—	—	216.4	—	216.4
	7,469.6	224.1	301.5	216.4	(238.7)	7,972.9
Cost of sales
Home sales (2)	5,843.0	—	—	—	(61.8)	5,781.2
Land/lot sales and other	13.4	—	225.3	—	(204.3)	34.4
Rental property sales	—	157.6	—	—	(0.8)	156.8
Inventory and land option charges	14.2	0.4	20.3	—	(11.1)	23.8
	5,870.6	158.0	245.6	—	(278.0)	5,996.2
Selling, general and administrative expense	545.6	53.5	22.0	146.9	5.6	773.6
Other (income) expense	(14.5)	(22.0)	(2.0)	(16.1)	12.4	(42.2)
Income before income taxes	$1,067.9	$34.6	$35.9	$85.6	$21.3	$1,245.3

	Six Months Ended March 31, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$14,158.9	$—	$—	$—	$—	$14,158.9
Land/lot sales and other	54.7	—	518.2	—	(406.2)	166.7
Rental property sales	—	551.6	—	—	—	551.6
Financial services	—	—	—	353.4	—	353.4
	14,213.6	551.6	518.2	353.4	(406.2)	15,230.6
Cost of sales
Home sales (2)	10,949.7	—	—	—	(110.9)	10,838.8
Land/lot sales and other	18.3	—	392.1	—	(352.1)	58.3
Rental property sales	—	341.4	—	—	(2.4)	339.0
Inventory and land option charges	38.4	1.4	22.7	—	(11.1)	51.4
	11,006.4	342.8	414.8	—	(476.5)	11,287.5
Selling, general and administrative expense	1,072.6	101.0	44.9	281.0	11.0	1,510.5
Other (income) expense	(27.7)	(37.1)	(5.3)	(31.4)	21.6	(79.9)
Income before income taxes	$2,162.3	$144.9	$63.8	$103.8	$37.7	$2,512.5
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,456.4	$(263.3)	$21.3	$232.2	$27.0	$1,473.6
_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2024		2023		2024		2023
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,617	$833.1	1,379	$724.1	2,796	$1,428.9	2,283	$1,183.9
Southwest	3,068	1,512.3	1,995	953.7	5,231	2,547.3	3,249	1,534.2
South Central	7,021	2,287.2	6,021	1,941.5	11,853	3,841.8	9,827	3,115.6
Southeast	6,985	2,489.8	6,679	2,397.5	11,786	4,194.9	10,596	3,789.9
East	4,978	1,785.1	4,482	1,570.8	8,279	2,960.3	6,795	2,416.4
North	2,787	1,155.7	2,586	1,042.3	4,580	1,879.5	3,774	1,513.2
	26,456	$10,063.2	23,142	$8,629.9	44,525	$16,852.7	36,524	$13,553.2

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2024		2023		2024		2023
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,476	$739.9	1,280	$690.7	2,610	$1,313.6	2,262	$1,210.8
Southwest	2,665	1,282.9	1,873	905.5	4,883	2,334.2	3,580	1,708.2
South Central	6,098	1,958.4	5,579	1,804.1	11,219	3,622.4	10,416	3,440.2
Southeast	6,118	2,185.2	5,751	2,104.6	11,612	4,175.4	11,038	4,099.1
East	4,060	1,441.1	3,352	1,206.3	7,641	2,709.1	6,367	2,349.7
North	2,131	859.2	1,829	738.5	3,923	1,588.4	3,341	1,350.9
	22,548	$8,466.7	19,664	$7,449.7	41,888	$15,743.1	37,004	$14,158.9

SALES ORDER BACKLOG

	As of March 31,
	2024		2023
	Homes	Value	Homes	Value
Northwest	733	$393.3	745	$400.1
Southwest	1,755	894.4	1,429	731.0
South Central	4,261	1,446.0	5,206	1,757.7
Southeast	4,990	1,893.1	6,541	2,478.3
East	4,019	1,503.7	3,514	1,281.5
North	2,115	908.8	1,802	751.4
	17,873	$7,039.3	19,237	$7,400.0

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	March 31, 2024			September 30, 2023
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	13,200	19,500	32,700	14,100	20,300	34,400
Southwest	22,000	27,700	49,700	22,600	30,500	53,100
South Central	35,800	108,800	144,600	36,700	69,500	106,200
Southeast	28,200	134,000	162,200	24,700	132,900	157,600
East	29,600	125,800	155,400	27,700	118,400	146,100
North	15,100	57,500	72,600	15,300	55,700	71,000
	143,900	473,300	617,200	141,100	427,300	568,400
	23%	77%	100%	25%	75%	100%
_____________
(1)Lots controlled at March 31, 2024 included approximately 34,300 lots owned or controlled by Forestar, 17,300 of which our homebuilding divisions had under contract to purchase and 17,000 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2023 included approximately 31,400 lots owned or controlled by Forestar, 14,400 of which our homebuilding divisions had under contract to purchase and 17,000 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	March 31, 2024	September 30, 2023
Northwest	2,800	2,800
Southwest	4,500	4,700
South Central	11,900	10,800
Southeast	12,200	12,100
East	8,500	7,100
North	5,100	4,500
	45,000	42,000
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.